UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814
(Address of principal executive offices, including zip code)

301-961-4895
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTM	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2023 Castellum, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among GTMR Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), Global Technology and Management Resources, Inc., a Maryland Corporation (“GTMR”), the stockholders of GTMR, and James Morton, as the representative of the Stockholders (the “Stockholders Representative”).  Pursuant to the terms of the Agreement, the Company, among other things, acquired 100% of the issued and outstanding shares of GTMR pursuant to a business combination whereby, as of the effective time, the Merger Sub merged with and into GTMR, whereupon the separate corporate existence of Merger Sub ceased and GTMR will continue as the surviving company and a wholly-owned subsidiary of the Company (the “Merger”).   The parties intend that, for U.S. federal tax purposes, the Merger shall constitute a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code and Treasury Regulations promulgated thereunder.

Subject to the terms and conditions of the Agreement, all of the capital stock of GTMR outstanding immediately prior to the effective time was converted into (a) 4,866,570 shares of the Company’s common stock, par value $0.0001 per share (the “Closing Share Consideration”) and (b) $1,250,000 in cash (the “Closing Cash Consideration”). An amount equal to $350,000 of the Closing Cash Consideration was held back to satisfy any net working capital deficiencies, as that term is defined in the Agreement.  The Closing Cash Consideration was funded from a combination of (i) the proceeds of a convertible promissory note held by Crom Cortana Fund LLC (“Crom”) in the principal amount of $840,000, (ii) the factoring of accounts receivable of GTMR, and (iii) cash available at GTMR.  The convertible promissory note held by Crom was disclosed in the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission (“SEC”) on February 16, 2023.

The Agreement contains customary representations and warranties of both parties. As a condition of closing the Merger, the Company entered into restrictive covenant agreements with three executives of GTMR and entered into an employment agreement with James Morton, who will serve as the President of GTMR.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures under Item 1.01 of this Current Report are also responsive to Item 3.02 of this Current Report and are incorporated herein by reference.

The issuance of the Closing Share Consideration was not registered under the Securities Act of 1933 (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Item 8.01 Other Events
.

On March 23, 2023, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired:

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information:

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)
Exhibits
.

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of March 22, 2023 by and among Castellum, Inc., GTMR Merger Sub, Inc., Global Technology and Management Resources, Inc (“GTMR”), the stockholders of GTMR, and James Morton, as the representative of the Stockholders.

10.1	Employment Agreement executed on March 22, 2023 by and between James Morton and Castellum, Inc.

10.2	Form of Restrictive Covenant Agreement, by and among _________, individually, in favor of and for the benefit of Global Technology and Management Resources, Inc, and Castellum, Inc.

21.1	List of Subsidiaries

99.1	Press Release dated March 23, 2023 announcing the closing of the Merger

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: March 28, 2023	By:	/s/ Mark C. Fuller
	Name:	Mark C. Fuller
	Title:	Chief Executive Officer
(Principal Executive Officer)